                                                                     Exhibit 2.1

             ACQUISITION OF FINGERPRINT DETECTION TECHNOLOGIES, INC.

                                       BY
                            SEQUIAM CORPORATION, INC.

                        AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION ("Agreement") is entered into as of September 10, 2003, by and between FINGERPRINT DETECTION TECHNOLOGIES, INC., a Florida corporation, ("FDTI"), UTEK CORPORATION, a Delaware corporation, ("UTEK"), and SEQUIAM CORPORATION, INC., a California corporation, ("SQUM").

         WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of FDTI ("FDTI Shares"); and

         WHEREAS, before the Closing Date, FDTI has acquired the license for the fields of use as described in the License Agreement, reflected in the list of assets set forth on Exhibit "A" attached to and made a part of this Agreement ("License Agreement") which includes the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement ("Technology").

         WHEREAS, the parties desire to provide for the terms and conditions upon which FDTI will be acquired by SQUM in a, stock-for-stock exchange ("Acquisition") in accordance with the respective corporation laws of their state, upon consummation of which all FDTI Shares will be owned by SQUM, and all issued and outstanding FDTI Shares will be exchanged for common stock of SQUM with terms and conditions as set forth more fully in this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

         1.01 The Acquisition

         (a) Transfer of FDTI Shares. Subject to the terms and conditions of this Agreement, at Closing, as defined below, UTEK shall transfer and assign all FDTI Shares to SQUM in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of FDTI, as a wholly-owned subsidiary of SQUM, shall continue after the closing.

         (b) Effective Date. The Acquisition shall become effective ("Effective Date") upon the execution of this Agreement that signifies the closing of the transaction.

         1.02 Issuance of Sequiam Stock. At the Closing, SQUM shall issue to
UTEK

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Corporation 485,000 shares of common stock of SQUM ("SQUM Shares"), and shall irrevocably instruct its transfer agent to issue one (1) stock certificate to UTEK Corporation for the SQUM Shares, bearing the restrictive legend set forth in Section 2.03(b) below.

         1.03 Effect of Acquisition.

         (a) Rights in FDTI Cease. At and after the Effective Date, the holder of each certificate of common stock of FDTI shall cease to have any rights as a shareholder of FDTI.

         (b) Closure of FDTI Shares Records. From and after the Effective Date, the stock transfer books of FDTI shall be closed, and there shall be no further registration of stock transfers on the records of FDTI.

         1.04 Closing. Subject to the terms and conditions of this Agreement, the "Closing" of the Acquisition shall take place on or before September 12 2003 by delivery of the FDTI stock certificates duly endorsed for transfer to SQUM.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

         2.01 Representations and Warranties of UTEK and FDTI. Each of UTEK and FDTI represents and warrants, jointly and severally, to SQUM that the facts set forth below are true and correct:

         (a) Organization. FDTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of FDTI have been provided to SQUM and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of FDTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and FDTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

          (c) Capitalization. The authorized capital of FDTI consists of 1,000,000 shares of common stock with a par value $1.00 per share. As of the Closing, 1,000 FDTI Shares are issued and outstanding as follows:

SHAREHOLDER                                                       NUMBER OF FDTI SHARES
-----------                                                       ---------------------
UTEK CORPORATION                                                         1,000

All issued and outstanding FDTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. FDTI is not authorized to issue any

                                  Page 2 of 20
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preferred stock. All dividends on FDTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring FDTI to issue any FDTI Shares or securities convertible into FDTI Shares to anyone for any reason whatsoever. None of the FDTI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which FDTI or UTEK is a party and will not create a default under any such obligation or under any agreement to which FDTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation on each of FDTI and UTEK, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of FDTI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of FDTI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by FDTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, FDTI or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which FDTI or UTEK is a party or by which FDTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses, or result in the creation or imposition of any lien, change, or encumbrance on any of the Assets.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by FDTI and UTEK or performance of the obligations of FDTI and UTEK hereunder or under any other agreement to which FDTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to FDTI or its assets or business.

         (h) Title to Assets. FDTI has entered into the agreements identified on Exhibit A attached hereto. The License Agreement and the assets shown on the balance sheet of attached Exhibit B are the sole assets of FDTI (the "Assets"). FDTI has or will by Closing Date have good and marketable title to the Assets, free and clear of all liens, claims, charges, mortgages, options, restrictions on transfer, security agreements and other encumbrances of every kind or nature whatsoever.

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         (i) Intellectual Property

              (1) The Westinghouse Savannah River Company (SRC) owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Invention listed in Exhibit A hereto, and

              (2) The License Agreement between the SRC and FDTI covering the Invention is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

              (3) Except as otherwise set forth in this Agreement, SQUM acknowledges and understands that FDTI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

              (4) Except as otherwise expressly set forth in this Agreement, FDTI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

         (j) Liabilities of FDTI. FDTI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

         (k) Financial Statements. The unaudited financial statements of FDTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly FDTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. FDTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of FDTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to FDTI or UTEK that would prevent the financial statements of FDTI from being audited in accordance with generally accepted accounting principles.

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by FDTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of FDTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from FDTI by any taxing authority, have been properly paid. FDTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is FDTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. FDTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any

                                  Page 4 of 20
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lien which arises by operation of law for current taxes not yet due and payable)
on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. FDTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon FDTI. FDTI is not and has never been a party to any tax sharing agreements with any other person or entity. FDTI is, and at all times since its incorporation has been, properly characterized as a corporation for federal, state and local income tax purposes.

FDTI does not have any permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the U.S. and the relevant foreign jurisdiction.

         (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, FDTI has not, and without the written consent of SQUM, it will not have:

              (1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the Patent License Agreement or any other material asset;

              (2) Amended or terminated the Patent License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the Patent License Agreement or any other material agreement;

              (3) Suffered any damage, destruction or loss whether or not in control of FDTI;

              (4) Made any commitments or agreements for capital expenditures or otherwise;

              (5) Entered into any transaction or made any commitment not disclosed to SQUM;

              (6) Incurred any material obligation or liability for borrowed money;

              (7) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of FDTI; or

              (8) Taken any action which could reasonably be foreseen to make any of the representations or warranties made by FDTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

         (n) Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between FDTI and any third party. Complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), have been provided to SQUM and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of FDTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. FDTI is not in default of any of the Contracts. In addition:

              (1) There are no outstanding unpaid promissory notes, mortgages,

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indentures, deed of trust, security agreements or other agreements or instruments relating to the borrowing of money by or any extension of credit to FDTI; and

              (2) There are no outstanding operating agreements, lease agreements or similar agreements by which FDTI is bound; and

              (3) The complete final drafts of the License Agreement have has been provided to SQUM; and

              (4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

              (5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of FDTI's property; and

              (6) There are no breaches of any agreement to which FDTI is a party.

         (o) Compliance with Laws. To the best of its knowledge, FDTI has complied and is in compliance with all applicable laws, rules, regulations, ordinances, codes, writs, injunctions and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of FDTI or UTEK, threatened against FDTI, UTEK, the Technology, Patent License Agreement, Consulting Agreement or Research Agreement, and neither FDTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of FDTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency. To the best of their knowledge, neither FDTI nor UTEK have infringed upon or are infringing upon any copyright or trademark.

         (q) Employees. FDTI has no and never had any employees. FDTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. FDTI is not in violation of any law, regulation relating to employment of employees.

         (r) Future Use. FDTI has no present information and is unaware of any facts which would or could adversely affect the future use of the Assets by SQUM.

         (s) Neither FDTI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on FDTI or its business, assets or condition (financial or otherwise) or prospects.

         (t) Employee Benefit Plans. FDTI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

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
         (u) Books and Records. The books and records of FDTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (v) No Broker's Fees. No broker finder or similar agent has been employed by or on behalf of UTEK or FDTI in connection with this Agreement or the transactions contemplated hereby. Neither UTEK nor FDTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

         (w) Full Disclosure. All representations or warranties of UTEK and FDTI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading.

         (x) Use of Trade Name. UTEK shall not use the tradename "Fingerprint Detection Technologies" or any variation thereon.

         2.02 Representations and Warranties of SQUM. SQUM represents and warrants to UTEK and FDTI that the facts set forth are true and correct.

         (a) Organization. SQUM is a corporation duly organized, validly existing and in good standing under the laws of Florida, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of SQUM; no other corporate action is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         (c) Capitalization. SQUM has authorized 36,267,747 shares of common stock with a par value $.001 per share ("SQUM Shares"); and on the Effective Date of the Acquisition, 36,752,747 SQUM Shares (which will include the 485,000 SQUM Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding SQUM Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SQUM is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of SQUM, enforceable in

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accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of SQUM.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SQUM with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. Assuming the correctness of UTEK and FDTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to SQUM or its assets or business.

         (h) Financial Statements. The unaudited financial statements of SQUM attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SQUM has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SQUM except as specifically set forth in the SQUM financial statements.

         (i) Full Disclosure. All representations or warranties of SQUM are true, correct and complete to the best of SQUM's knowledge, in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         (j) Compliance with Laws. SQUM is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of SQUM, threatened against SQUM materially affecting its assets or

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business (financial or otherwise), and SQUM is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (l) SQUM has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on SQUM or its business, assets or condition (financial or otherwise) or prospects.

         2.03 Investment Representations of UTEK. UTEK represents and warrants to SQUM that:

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in SQUM Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in SQUM Shares, including the risk of a total loss of the investment in SQUM Shares. The acquisition of SQUM Shares is for its own account and is for investment and not with a view toward distribution of this Agreement or further sale. Except as permitted by law, it has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to SQUM is true and correct. It has conducted all investigations and due diligence concerning SQUM to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of SQUM concerning SQUM Shares and the business and financial condition of and prospects for SQUM, and the officers and directors of SQUM have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (b) Stock Transfer Restrictions.

         The SQUM Shares have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act, such as Rule 144, is available. The Seller represents and warrants and hereby agrees that all offers and sales of the SQUM Shares shall be made only pursuant to such registration or to such exemption from registration. The Seller acknowledges that the certificate for any of the SQUM Shares shall contain the following restrictive legend in accordance with Rule 144:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or the securities laws of any state, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the 1933 ACT and any applicable state laws, or valid exception thereto,
(ii) to the extent applicable, in accordance with Rule 144 under the 1933 ACT (or any similar rule under the 1933 ACT relating to the disposition of securities), and (iii) an opinion of counsel, reasonably satisfactory to counsel to the issuer, that an exemption from registration under the 1933 ACT and applicable state law is available and such transfer is made in accordance with Rule 144.

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                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

         3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to the Assets, its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

         3.04 Covenants. Except as permitted in writing, each party agrees that it will:

         (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

         (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

         (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

         3.05 Maintain Assets. UTEK and FDTI shall maintain the Assets in good working condition and shall take reasonably steps to insure that the Assets are not damaged, lost, destroyed or impaired.

         3.06 Qualification. UTEK and FDTI shall remain in good standing in Florida.

         3.07 Tax Assessments and Audits. UTEK and FDTI shall furnish promptly to SQUM a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to FDTI's operations for periods ending on or prior to the Closing.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions precedent that may be waived, to the extent permitted by law:

         4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

         4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by

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this Agreement.

         4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the FDTI Shares or the right of FDTI or UTEK to consummate the Acquisition contemplated hereunder.

         4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

         4.05. The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

         4.06. To the best knowledge of UTEK and FDTI, the License Agreement is valid and in full force and effect without any default in this Agreement.

         4.07. SQUM shall have received, at or within 5 days of Closing Date, each of the following:

         (a) the stock certificates representing the FDTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

         (b) all documentation relating to the FDTI's business, all in a form and substance satisfactory to SQUM;

         (c) such agreements, files and other data and documents pertaining to FDTI's business as SQUM may reasonably request;

         (d) copies of the general ledgers and books of account of FDTI, and all federal, state and local income, franchise, property and other tax returns filed by FDTI since the inception of FDTI;

         (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of FDTI in Florida;

         (f) the original corporate minute books of FDTI, including the articles of incorporation and bylaws of FDTI, and all other documents filed in this Agreement;

         (g) all consents, assignments or related documents of conveyance to give SQUM the benefit of the transactions contemplated hereunder;

         (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of SQUM and FDTI, and

         (i) such other documents, instruments or certificates as SQUM, or their counsel may reasonably request.

         4.08. SQUM shall have completed due diligence investigation of FDTI to SQUM's satisfaction in their sole discretion.

         4.09. SQUM shall receive the resignation effective the Closing Date of each director and officer of FDTI.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         5.01. Acknowledgment. Each of FDTI, UTEK and SQUM acknowledges the confidential and proprietary nature of the Confidential Information (as defined below), agrees to hold and keep the same as provided in this Article 5, and otherwise agrees to each and every restriction and obligation in this Article 5.

         5.02. Confidential Information. Confidential Information means and includes any and all:

              (a) trade secrets concerning the business and affairs of either UTEK, FDTI or SQUM (the "Provider") provided to the other party (the "Recipient"), including product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable state trade secret law); and

              (b) information concerning the business and affairs of the Provider (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented) that has been or may hereafter be provided or shown to the Recipient by the Provider or by the Provider's representatives or is otherwise obtained from review of Provider documents or property or discussions with the Provider's representatives by the Recipient or by the Recipient's representatives (including current or prospective financing sources) or representatives of the Recipient's representatives irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the Recipient or the Recipient's representatives containing or based, in whole or in part, on any information included in the foregoing. Any trade secrets of the Provider will also be entitled to all of the protections and benefits under the applicable state trade secret law and any other applicable law.

              (c) Restricted Use of Confidential Information. The Recipient agrees that the Confidential Information (a) will be kept confidential by the Recipient and the Recipient's representatives and (b) without limiting the foregoing, will not be disclosed by the Recipient or the Recipient's representatives to any person except as expressly otherwise permitted by the terms of this Article 5. It is understood that the Recipient may disclose Confidential Information to only those of the Recipient's representatives who
(i) require such material for the purpose of evaluating the Transaction, and
(ii) are informed by the Recipient of the confidential nature of the Confidential Information and the obligations of this Article 5. The Recipient further agrees that the Recipient and the Recipient's representatives will not use any of the Confidential Information either for any reason or purpose other than to evaluate the Transaction or in any way detrimental to the Provider (it being acknowledged that any use other than evaluation of and negotiating the Transaction will be deemed detrimental). The Recipient also agrees to be responsible for enforcing the terms of this Article 5 as to the Recipient's representatives and the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this Article 5 and thereby prevent any disclosure of the Confidential Information by any of the Recipient's representatives (including all actions that the Recipient would take to protect its own trade secrets and confidential information).

              (d) Exceptions. All of the foregoing obligations and restrictions do not apply to that part of the Confidential Information that the Recipient demonstrates (a) was or becomes generally available to the public other than as a result of a disclosure by the Recipient or the Recipient's representatives or
(b) was available, or becomes available, to the Recipient on a non-confidential basis prior to its disclosure to the Recipient by the Provider or Provider's representatives. Nothing contained in this Article 5 shall limit or otherwise apply to Buyer's use and disclosure of the Assets after the Closing.

              (e) Required Disclosure. The Recipient or such Recipient's representative may furnish that portion (and only that portion) of the Confidential Information that is required to disclose under the applicable federal and state securities Laws; provided, however, that the Recipient and the recipient's representatives must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

              (f) Return of Confidential Information. If this Agreement is terminated for any reason, then (a) the Recipient (i) will promptly deliver to the Provider all documents or other materials furnished by the Provider or any of Provider's representative to the Recipient or the Recipient's representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Recipient or the Recipient's representatives, and (ii) will destroy materials generated by the Recipient or the Recipient's representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or (b) alternatively, if the Provider requests or gives its prior written consent to the Recipient's request, the Recipient will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Recipient or the Recipient's representatives. Any such destruction pursuant to the foregoing must be confirmed by the Recipient in writing to the Provider (such confirmation must include a list of the destroyed materials).

              (g) Remedies. The Recipient agrees to indemnify and hold the Provider and its stockholders harmless from any damages, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by the Recipient or the Recipient's representatives of the Confidential Information or other violation of this Article 5. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Article 5 by the Recipient or the Recipient's representatives and any such breach would cause the Provider irreparable harm, the Recipient also agrees that, in the event of any breach or threatened breach of this Article 5, the Provider will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the Provider.

              (h) Press Releases. Except as required by applicable law, neither FDTI nor UTEK shall not make any public statement or press releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by both the Buyer and seller, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, following the Closing, SQUM may announce its ownership of the Assets.

         (i) Survival of Representations and Warranties.

         (a) The representations and warranties made by UTEK and FDTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

         (b) The representations and warranties made by SQUM shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

         5.02. Limitations on Liability. Notwithstanding any other provision to this Agreement the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000 and then such liability shall apply only to matters in excess of $1,000.

                                    ARTICLE 6
                                    REMEDIES

         6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not obtained by means of fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by SQUM, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                    INDEMNITY

         8.01 Indemnification by UTEK and FDTI. From and after the Closing, UTEK and FDTI, jointly and severally, shall indemnify, defend and hold harmless SQUM and its shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Buyer's Indemnified Parties") from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs and expenses, including reasonable attorneys' fees, expert witness fees and related costs as incurred by SQUM, including any and all costs associated with defense of this Agreement or the transactions contemplated herein, or any other claim before a bankruptcy court or other court, trustee or receiver regarding this Agreement, the Assets or the transactions contemplated herein (collectively, "Claims"), whether such Claims are fixed or contingent, that any Buyer's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

              (a) any breach of, or failure by either UTEK or FDTI to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement;

              (b) any event or circumstance occurring prior to the Closing which is attributable or related to the operation or ownership of the Business or Assets by either UTEK or FDTI; or

              (c) any obligation, debt or liability of either UTEK or FDTI.

         8.02 Indemnification by SQUM. From and after the Closing, SQUM shall indemnify, defend and hold harmless UTEK and FDTI and its shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Seller's Indemnified Parties") from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs and expenses, including reasonable attorneys' fees, expert witness fees and related costs as incurred by UTEK or FDTI, including any and all costs associated with defense of this Agreement or the transactions contemplated herein, or any other claim before a bankruptcy court or other court, trustee or receiver regarding this Agreement, the Assets or the transactions contemplated herein (collectively, "Claims"), whether such Claims are fixed or contingent, that any Seller's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

              (a) any breach of, or failure by SQUM to perform, any of its representations, warranties, covenants, or agreements in this Agreement but subject to each and all of the terms, conditions and limitations set forth therein; or

              (b) any event or circumstance occurring following the Closing which is attributable or related to the operation or ownership of the Assets by SQUM.

         8.03 Survival. Notwithstanding any provision of this Agreement to the contrary, the indemnity obligations of the parties in this Article 8 and the covenants set forth in this Agreement shall be deemed to be continuing and shall survive the Closing.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

         9.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         9.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

         9.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

         9.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

         9.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

         9.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         9.08 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.

         9.09.This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

         9.10 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

SEQUIAM CORPORATION                         FINGERPRINT DETECTION TECHNOLOGIES, INC.

By:___________________________              By:____________________________
   Mark L. Mroczkowski                         SAM I. REIBER, Esq.
   Senior Vice President and CFO               President
   Address:                                    Address:
   300 Sunport Lane                            202 South Wheeler Street
   Orlando, FL 32809                           Plant City, Florida 33563


UTEK CORPORATION

By:___________________________
   Clifford M. Gross, Ph.D.
   Chief Executive Officer
   Address:
   202 South Wheeler Street
   Plant City, Florida 33563

                                    EXHIBIT A

                                    "ASSETS"

      LICENSE AGREEMENT BETWEEN FDTI & WESTINGHOUSE SAVANNAH RIVER COMPANY

                                    EXHIBIT B


                         FINANCIAL STATEMENTS OF FDTI

                                    EXHIBIT C

                            SQUM FINANCIAL STATEMENT




                                 Page 20 of 20